     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January, 1997
     --------------------------------------------------------------------
                                          REGISTRATION NO. 333-16171
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              Amendment No. 1 to
                 ____________________________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                 ____________________________________________
                             THE SCORE BOARD, INC.
             (Exact name of registrant as specified in its charter)


                   NEW JERSEY                  1951 OLD CUTHBERT ROAD,              22-2766077
         (State or other jurisdiction of    CHERRY HILL, NEW JERSEY  08034      (I.R.S. Employer
         incorporation or organization)              (609) 354-9000            Identification No.)

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                 ____________________________________________
                           PATRICK J. WUJCIK, ESQUIRE
                       VICE PRESIDENT AND GENERAL COUNSEL
                             THE SCORE BOARD, INC.
             1951 OLD CUTHBERT ROAD, CHERRY HILL, NEW JERSEY  08034
                                 (609) 354-9000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                 ____________________________________________
                                   COPIES TO:
                          A. FRED RUTTENBERG, ESQUIRE
                         BLANK ROME COMISKY & MCCAULEY
                         210 LAKE DRIVE EAST, SUITE 200
                         CHERRY HILL, NEW JERSEY 08002
                 ____________________________________________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS



  ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


       The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby.

       SEC registration fee..........  $   181.03
       Legal fees and expenses.......    5,000.00
       Accounting fees and expenses..    3,500.00
       Miscellaneous.................    1,318.97
                                       ----------
           Total.....................  $10,000.00

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


       Section 14A:3-5 of the Corporation Law of the State of New Jersey ("NJCL") permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of Score Board if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Score Board, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.
  Article IX, Section 8 of Score Board's Bylaws provides that Score Board, to the full extent permitted by Section 14A:3-5 of the NJCL, shall indemnify all past and present directors, officers, employees or other agents of Score Board. To the extent that a director, officer, employee or agent of Score Board has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article IX, Section 8, or in defense of any claim, issue, or matter therein, he or she shall be indemnified by Score Board against expenses in connection therewith. Such expenses may be paid by Score Board in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.


       As permitted by Section 14A:3-5(8) of the NJCL, Article Seventh of Score Board's Certificate of Incorporation provides that no director of Score Board shall be personally liable to Score Board or its shareholders for monetary damages for breach of any duty in his or her capacity as a director owed to Score Board or to the Shareholders of Score Board, except for liability (i) for any breach of the director's duty of loyalty to Score Board or its shareholders, (ii) for acts or omissions not in good faith or which involve a knowing violation of law, or (iii) for any act or omission which resulted in receipt by the director of an improper personal benefit.


       Score Board also has a policy insuring its directors and officers against certain liabilities, including liabilities under the Act.

  ITEM 16.  EXHIBITS


  NUMBER                               DOCUMENT
  ------  ----------------------------------------------------------------------

     5.1 Opinion of Blank Rome Comisky & McCauley as to the validity of the issuance of the shares of Score Board Common Stock to be registered
    23.1  Consent of Arthur Andersen LLP
    23.2  Consent of BDO Seidman, LLP
    23.3  Consent of Blank Rome Comisky & McCauley (included in Exhibit 5.1)
    24.1  Power of attorney of certain signatories (included on the Signature
          Page)



  ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


           (ii) To reflect in the prospectus any facts or events arising after the effective date to the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Score Board pursuant to the foregoing provisions, or otherwise, Score Board has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Score Board of expenses incurred or paid by a director, officer or controlling person of Score Board in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Score Board will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHERRY HILL, NEW JERSEY ON THE DATE INDICATED.


                                    THE SCORE BOARD, INC.

  Date:  January 15, 1997           By:  s/ Kenneth Goldin
                                       ---------------------------------------
                                            KENNETH GOLDIN,

                                       CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                       OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                   CAPACITY                                        DATE
              ---------                   --------                                        ----
          s/ Kenneth Goldin               Chief Executive Officer,                   January 15, 1997
----------------------------------------- President, and Chairman
             KENNETH GOLDIN               of the Board of Directors
                                          (principal executive officer)


         s/ Michael D. Hoppman            Chief Financial Officer and                January 15, 1997
----------------------------------------- Sr. Vice President-Finance and Operations
            MICHAEL D. HOPPMAN            (principal financial officer)


          s/ Allan R. Lyons*              Director                                   January 15, 1997
-----------------------------------------
             ALLAN R. LYONS

          s/ Fred A. Shabel*              Director                                   January 15, 1997
-----------------------------------------
             FRED A. SHABEL

          s/ Gerald B. Shreiber*          Director                                   January 15, 1997
-----------------------------------------
             GERALD B. SHREIBER

          s/ Richard C. Yancey*           Director                                   January 15, 1997
-----------------------------------------
             RICHARD C. YANCEY


*  by:   /s/ Patrick J. Wujcik
-----------------------------------------
             Patrick J. Wujcik
             Attorney-in-Fact


                                 EXHIBIT INDEX


  NUMBER                        DOCUMENT
  ------                        --------


  5.1     Opinion of Blank Rome Comisky & McCauley*
  23.1    Consent of Arthur Andersen LLP
  23.2    Consent of BDO Seidman, LLP
  23.3    Consent of Blank Rome Comisky & McCauley (included in Exhibit 5.1)

  24.1    Power of attorney of certain signatories (included on the Signature
          Page)*


  * Previously filed